UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2005

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2005, Wind River Insurance Company, Ltd. ("Wind River"), an indirect wholly owned subsidiary of the Registrant, entered into a Separation Agreement, dated as of October 6, 2005, with Seth D. Freudberg, Wind River’s President and Chief Executive Officer.

The Separation Agreement provides that Mr. Freudberg will resign from his positions of President and Chief Executive Officer, and as a member of the board of directors of Wind River, and any other officer or director positions he holds with affiliates of Wind River on or before January 1, 2006. Effective upon the execution of the Separation Agreement and continuing through January 1, 2006 (the "Transition Period") Mr. Freudberg will remain an employee of Wind River and will continue to receive his annual base salary and health insurance benefits. During the Transition Period, Mr. Freudberg will assist Wind River and its affiliates in the transition of all matters for which Mr. Freudberg had responsibility for during his employment as President and Chief Executive Officer of Wind River. Following the Transition Period and subject to certain conditions, Mr. Freudberg will be reimbursed at a rate of $275 per hour for certain additional assistance on ongoing matters. Through December 31, 2005, Mr. Freudberg shall continue to receive a monthly house rental payment and travel allowance. Subject to certain limitations, Mr. Freudberg is also entitled to reimbursement for documented reasonable moving costs incurred in transporting personal items back to the United States.

Furthermore, the Separation Agreement removes certain restrictions relating to (i) 50,000 shares of Class A common stock of the Registrant owned by Mr. Freudberg, (ii) 15,000 time vesting options to purchase Class A shares held by Mr. Freudberg ("Time Vesting Options"), and (iii) 106,175 Tranche A options to purchase Class A shares held by Mr. Freudberg ("Tranche A Options"). Mr. Freudberg shall be permitted to sell the 50,000 Class A shares and to exercise the respective stock options in the manner set forth in the Separation Agreement. All remaining time vesting, performance vesting and Tranche A options granted to Mr. Freudberg during his employment were cancelled upon execution of the Separation Agreement. In connection with the cancellation of Mr. Freudberg’s remaining vested Tranche A Options, Wind River will make a one-time payment to Mr. Freudberg of $328,388 in cash, subject to applicable taxes and withholding. Following the January 1, 2006 separation date, Mr. Freudberg will be subject to non-competition, non-solicitation and confidentiality restrictions, as more fully set forth in the Separation Agreement. In addition, Mr. Freudberg has agreed to release Wind River, its subsidiaries, divisions, parents, shareholders and related entities from certain claims. In return, Wind River, its subsidiaries, divisions, parents, shareholders and related entities have agreed to release Mr. Freudberg from certain claims.

Mr. Freudberg has the right to revoke his assent to the terms of the Separation Agreement for a period of seven calendar days after his execution thereof by delivering written notice to Wind River of such revocation. The foregoing is a summary of the terms of the Separation Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Pursuant to the Separation Agreement, the material terms of which are discussed in Item 1.01 above, the Second Amended and Restated Employment Agreement (the "Employment Agreement") by and between Wind River and Mr. Freudberg was terminated effective October 12, 2005. The Employment Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 11, 2005 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

10.1 Separation Agreement, dated as of October 6, 2005, by and among Wind River
Insurance Company, Ltd. and Seth D. Freudberg

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

October 18, 2005	By:	Kevin L. Tate

Name: Kevin L. Tate
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, dated as of October 6, 2005, by and among Wind River Insurance Company, Ltd. and Seth D. Freudberg